UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 17, 2014

Date of report (Date of earliest event reported)

Valmont Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

One Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 17, 2014, Valmont Industries, Inc. (the “Company”) and its wholly-owned subsidiaries Valmont Industries Holland B.V. and Valmont Group Pty. Ltd. entered into a First Amendment to Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders party thereto (the “First Amendment”).  The First Amendment amends the Credit Agreement dated as of August 15, 2012 among the same parties (the “Credit Agreement”).  The Credit Agreement, as amended by the First Amendment, is referred to as the “Amended Credit Agreement.”

The First Amendment increases the committed unsecured revolving credit facility under the Credit Agreement from $400 million to $600 million and extends the maturity date from August 15, 2017 to October 17, 2019.  Under the Amended Credit Agreement, up to $25 million is available for swingline loans, up to $75 million is available for letters of credit and up to $200 million is available for borrowings in foreign currencies.  The Company may increase the credit facility by up to an additional $200 million at any time, subject to lenders increasing the amount of their commitments.  The obligations arising under the Amended Credit Agreement are guaranteed by the Company and its wholly-owned subsidiaries PiRod, Inc., Valmont Coatings, Inc., Valmont Newmark, Inc., Valmont Group Pty. Ltd. and Valmont Queensland Pty. Ltd.

Borrowings under the Amended Credit Agreement bear interest, payable quarterly or, if earlier, at the end of any interest period, at the Company’s option, at either:

(a)                                 LIBOR (based on 1, 2, 3 or 6 month interest periods, as selected by the Company) plus 100 to 162.5 basis points, depending on the credit rating of the Company’s senior debt published by Standard & Poor’s Rating Services and Moody’s Investors Service, Inc.; or

(b)                                 the higher of (i) the prime lending rate, (ii) the Federal Funds rate plus 50 basis points and (iii) LIBOR (based on a 1 month interest period) plus 100 basis points plus, in each case, 0 to 62.5 basis points, depending on the credit rating of the Company’s senior debt published by Standard & Poor’s Rating Services and Moody’s Investors Service, Inc.

A commitment fee, payable quarterly, is also required under the Amended Credit Agreement which accrues at 10 to 27.5 basis points, depending on the credit rating of the Company’s senior debt by Standard & Poor’s Rating Services and Moody’s Investors Service, Inc., on the average daily unused portion of the commitments under the Amended Credit Agreement.

In connection with the Amended Credit Agreement, Bank of America, N.A., U.S. Bank, National Association and Wells Fargo Bank, National Association acted as Syndication Agents, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and U.S. Bank, National Association acted as Joint Bookrunners and Joint Lead Arrangers.

Some of the lenders in the Amended Credit Agreement and / or their affiliates have other business relationships with the Company involving the provision of financial and bank-related services, including cash management services and letters of credit, and have participated in the Company’s prior credit agreements and sales of debt.

The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 above is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

10.1

First Amendment to Credit Agreement, dated as of October 17, 2014, among the Company, Valmont Industries Holland B.V. and Valmont Group Pty. Ltd., as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.

Date: October 17, 2014
	By:	/s/ Mark C. Jaksich
		Name:	Mark C. Jaksich
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1

First Amendment to Credit Agreement, dated as of October 17, 2014, among the Company, Valmont Industries Holland B.V. and Valmont Group Pty. Ltd., as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders party thereto.